UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

  On October 15, 2009, Franklin Credit Holding Corporation (the “Registrant”) and its subsidiaries, Franklin Credit Management Corporation (“FCMC”) and Tribeca Lending Corp. (“Tribeca,” and together with the Registrant and FCMC, the “Company”), entered into a Separation Agreement and General Release (the “Separation Agreement”) with William F. Sullivan, pursuant to which Mr. Sullivan, effective October 15, 2009, resigned from all positions as an officer or director of the Company and its subsidiaries and affiliates, including his positions as Chief Operating Officer and Director of the Registrant and FCMC and President of Tribeca.

  Pursuant to the Separation Agreement, that certain employment agreement, dated as of February 1, 2006, and amended on April 28, 2006, August 17, 2006, and December 31, 2008 (as amended, the “Employment Agreement”), between FCMC and Mr. Sullivan, is terminated effective October 15, 2009. Under the Severance Agreement, provided Mr. Sullivan has not revoked the Separation Agreement within seven (7) days of October 15, 2009, FCMC will (i) pay Mr. Sullivan a separation payment equal to the gross sum of $91,666.60 less applicable withholdings and deductions, which is equivalent to five (5) months of his regular base salary at his final rate of pay ($220,000 per annum); and (ii) continue his health insurance coverage for the later of (i) the earlier of (x) the date the Employee finds other employment with health benefits and (y) twelve (12) months, or (ii) five (5) months. In addition, in exchange for providing certain transitional services for a period not to exceed 6 months from October 15, 2009, FCMC will pay Mr. Sullivan the sum of $7,638.89, on a semi-monthly basis, up to a maximum total of $91,666.68, with such payments and transitional services subject to termination by the Employer, in its sole and absolute discretion, or by Employee, if he finds other employment, with thirty (30) days prior written notice to the other party and, a contingent success fee of up to $30,000 payable on the next business day following thirty (30) days after the achievement by FCMC on or before the quarter ending September 30, 2010 of certain milestones by FCMC which are dependent in part on Mr. Sullivan having performed the transition services.

Item 1.02. Termination of a Material Definitive Agreement.

See Item 1.01 above for a description of the terms of the Separation Agreement, which, among other things, terminates the Employment Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 15, 2009, Mr. Sullivan resigned from his positions as Chief Operating Officer and Director of the Registrant and FCMC and President of Tribeca in order to pursue other business interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2009

FRANKLIN CREDIT HOLDING CORPORATION

By: /s/ Kevin P. Gildea
Name: Kevin P. Gildea
Title: Chief Legal Officer and Secretary